Exhibit 99.1

FOR IMMEDIATE RELEASE
September 5, 2003

CONTACT:

Richard A. Elko                             James G. Blume
President & C.E.O.                          Senior V.P. & C.F.O.
610-970-4627                                610-970-4623

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                   Patriot Bank Corp. Acquires
                  Tyler Wealth Counselors, Inc.

     Pottstown, PA, September 5, 2003 . . . Patriot Bank Corp. (NASDAQ: PBIX), parent company of Patriot Bank, today announced it has acquired Tyler Wealth Counselors, Inc., a wealth management firm headquartered in West Chester, Pennsylvania. Founded in 1988, Tyler Wealth Counselors, Inc., is a registered investment advisory firm, providing investment advisory and financial planning services to high net-worth individuals and families.

     Tyler Wealth Counselors, Inc., has been merged into Patriot
Advisors, a division of Patriot that provides a full range of wealth and investment management services as well as certain employee benefits, brokerage and life insurance services.
Patriot Advisors was created to:

        -  Strengthen and expand existing customer relationships

        -  Attract new customer relationships

        - Build a valuable business that generates recurring fee-based income

     Harry R. Tyler has joined Patriot Advisors as Senior Vice
President. This acquisition further demonstrates Patriot Bank's strong commitment to the wealth management business.

     Patriot Advisors is composed of five major divisions:
Wealth Management Group, Investment Management Group, Pension
Benefits Group, Brokerage Group and Insurance Group.

     Within the Wealth Management Group, Patriot Advisors provides a personalized and comprehensive approach to wealth management, helping families to protect and grow their assets in today's complex financial markets. Services include:

        -  Financial Planning     -  Insurance Management

        -  Investment Advisory    -  Charitable Planning

        -  Estate Planning        -  Private Banking

        -  Tax Planning

     Patriot Advisors' Investment Management Group provides investors with discretionary investment management across a broad range of asset classes and investment styles. Patriot Advisors' investment philosophy applies a disciplined approach to building customized strategies for its clients. Patriot Advisors works with both individual and institutional clients including pension plans, foundations and endowments.

     The Pension Benefits Group provides comprehensive retirement plan solutions to businesses including:

        - 401(k), profit sharing, money purchase and safe harbor plans

        - Plan design, implementation, administration and compliance

        - Employee communication, investment education and advice

     Patriot Advisors' Brokerage Group offers mutual funds, annuities, 529 college savings plans and long-term care insurance products through its licensed advisors located in Patriot Bank's branches.

     The Insurance Group provides sophisticated life insurance solutions and products for wealth management customers, business owners and executives.

     "This acquisition adds a talented financial planning team, a loyal customer base and a solid revenue stream to Patriot," said Richard A. Elko, President and Chief Executive Officer.
"We are optimistic that this acquisition propels Patriot Advisors to a new level of success and profitability," concluded Elko.

     Patriot is a $1 billion financial services company operating 20 banking and lending offices in southeastern
Pennsylvania. The closing price of Patriot's common stock was $19.36 on September 4, 2003.

     In addition to historical information, this information may contain "forward-looking statements" which are made in good faith by Patriot Bank Corp. ("Patriot"), pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Patriot's strategies, goals, beliefs, expectations, estimates, intentions, financial condition, results of operations, future performance and business of Patriot. Statements preceded by, followed by or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," " expect," "anticipate," "estimate," " intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Patriot's control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Patriot's financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Patriot cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact that any future acquisition may have on Patriot and any such forward-looking statement. Patriot does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by or on behalf of Patriot.